Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF "ALTI PRIVATE EQUITY ACCESS FUND", FILED IN THIS OFFICE ON THE FOURTH DAY OF OCTOBER, A.D. 2018, AT 10 O'CLOCK A.M.

7087222 8100 Z 5R# 20186982461 You may verify this certificate online at corp.delaware.gov/authver.shtml	Authentication: 203590253 Date: 10-11-18

CERTIFICATE OF TRUST

ALTI Private Equity Access Fund

(a Delaware statutory trust)

This Certificate of Trust (“Certificate”) of the ALTI Private Equity Access Fund (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as the sole trustee of the Trust, to form a statutory trust pursuant to the Delaware Statutory Trust Act (12 Del. C. §§ 3801 et seq.) (the “Act”).

1.	Name. The name of the Trust is - ALTI Private Equity Access Fund.

2.	Registered Office and Registered Agent. The registered office of the Trust in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent for service of process for the Trust in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

3.	Registered Investment Company. The Trust is or will become, prior to or within 180 days following the first issuance of beneficial interests thereunder, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C.A. §§ 88a-1 et seq.).

4.	Reservation of Rights. The trustees of the Trust, as set forth in its governing instrument, reserve the right to amend, alter, change or repeal any provision of this Certificate, in the manner now or hereafter prescribed by statute.

5.	Effective Date. This Certificate shall become effective immediately upon filing with the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the sole Trustee of the ALTI Private Equity Access Fund has executed this Certificate on the second day of October 2018, in accordance with Section 3811(a)(1) of the Act.

/s/ Joseph Bonvouloir

Joseph Bonvouloir, Sole Trustee